UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2026

Cenntro Inc.
(Exact Name of Registrant as Specified in Charters)

Nevada	001-38544	93-2211556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

33 Wood Avenue South, Suite 600, PMB #3572
Iselin, New Jersey 08830
(Address of Principal Executive Offices, and Zip Code)

(732) 820-6757
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CENN	The Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 9, 2026, Cenntro Inc. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Pacific Century Securities, LLC (the “Sales Agent”), acting as the Company’s sales agent, pursuant to which the Company may offer and sell, from time to time, to or through the Sales Agent shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $100,000,000 (the “Shares”).

The Company is not obligated to sell any of the Shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, upon delivery of a placement notice and unless such placement notice is declined by the Sales Agent, suspended or otherwise terminated in accordance with the Sales Agreement, the Sales Agent will use commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations, and the rules of the Nasdaq Capital Market to sell the Shares from time to time based upon the Company’s instructions, including any price, time, or size limits specified by the Company in the applicable placement notice.

The Sales Agent may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on the Nasdaq Capital Market, on any other existing trading market for the Common Stock, or to or through a market maker.

The Sales Agent is under no obligation to purchase any of the Shares on a principal basis pursuant to the Sales Agreement, except as otherwise agreed by the Sales Agent and the Company in writing and expressly set forth in a placement notice.

The Company will pay the Sales Agent a commission of 3.5% of the aggregate gross proceeds from each sale of the Shares and has agreed to provide the Sales Agent and certain of its affiliates with customary indemnification and contribution rights, including for liabilities under the Securities Act.

The Company has also agreed to reimburse the Sales Agent for certain specified expenses, including reasonable out-of-pocket expenses of up to $100,000 in connection with the initial offering. The Company has paid the Sales Agent $50,000 upon execution of the engagement letter, dated September 1, 2026, and the remaining balance of up to $50,000 is payable upon the closing of the first placement. The Company will also reimburse the Sales Agent for reasonable out-of-pocket expenses incurred in maintaining the Sales Agreement, including legal counsel fees of up to $5,000 per Representation Date (as defined in the Sales Agreement), subject to a cap of $14,000 per fiscal year on such counsel fees, payable if a placement notice is outstanding or shares of Common Stock were sold in the prior quarter. In addition, the Company will reimburse the Sales Agent for expenses incurred in connection with the continuous sales of Shares pursuant to the Sales Agreement, including counsel fees of up to $10,000, where such update involves the filing of a new registration statement, prospectus or prospectus supplement relating to the Common Stock or an amendment to the Sales Agreement.

The Shares will be offered and sold pursuant to a prospectus supplement dated October 9, 2026 and filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 13, 2026 (the “ATM Prospectus Supplement”), to the Company’s registration statement on Form S-3 (Registration No. 333-292994), which was filed with the SEC on January 28, 2026 (the “Registration Statement”) and declared effective by the SEC on February 12, 2026.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This report shall be deemed to be incorporated by reference into the registration statement of the Company on Form S-3 (File No. 333-292994) and to be a part thereof from the date on which this report is filed, to the extent not superseded by documents or reports subsequently filed or furnished.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibits Numbers	Description
1.1	Sales Agreement, dated October 9, 2026, by and between Cenntro Inc. and Pacific Century Securities, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2026

Cenntro Inc.

	By:	/s/ Peter Z. Wang
Name: Peter Z. Wang
Title: Chief Executive Officer